UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________________________________________
FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 3, 2021
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WOLVERINE WORLD WIDE, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-06024	38-1185150
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9341 Courtland Drive N.E.	,	Rockford	,	Michigan	49351
(Address of principal executive offices)					(Zip Code)

Registrant’s telephone number, including area code: (616) 866-5500
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, $1 Par Value	WWW	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 3, 2021, Michael A. Volkema retired as a member of the Board of Directors (the “Board”) of Wolverine World Wide, Inc. (the “Company”), effective as of that same date. The size of the Board was reduced from twelve to eleven upon the retirement of Mr. Volkema.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On May 6, 2021, the Board approved amendments to its Amended and Restated Bylaws (the “Bylaws”). The Bylaws became effective immediately upon approval by the Board. The Bylaws were amended to: (i) clarify certain informational requirements in connection with shareholder nominations for election of directors (Article II, Section 4(g)); (ii) make certain updates to conform with Delaware law, including with respect to the process by which shareholder consents can be delivered (Article II, Section 17) and requirements for shareholders to deliver documents or information to the Company in writing (Article II, Section 18); and (iii) add an emergency bylaw that is applicable during any emergency condition as contemplated by Section 110 of the Delaware General Corporation Law (Article III, Section 10). The Bylaws were also amended to make certain other clarifications and technical or non-substantive changes.

The foregoing description is qualified in its entirety by reference to the full text of the Bylaws, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 5.07	Submission of Matters to a Vote of Security Holders.
On May 6, 2021, the Company held its 2021 Annual Meeting of Shareholders (the “Annual Meeting”). The Company’s shareholders voted upon four proposals at the Annual Meeting and the final results of the shareholder vote on each proposal were as follows:

Proposal 1: Election of Directors for Terms Expiring in 2024

The shareholders elected three candidates nominated by the Board of Directors to serve as directors of the Company for three-year terms expiring at the annual meeting of shareholders to be held in 2024 or until their respective successors, if any, have been elected and qualified. The following sets forth the results of the voting with respect to each candidate:

Candidate	For	Against	Abstentions	Broker Non-Votes
Roxane Divol	73,090,378	2,039,483	48,757	3,868,131
Brenda J. Lauderback	68,284,567	6,844,866	49,185	3,868,131
David W. McCreight	74,031,440	1,096,853	50,325	3,868,131

Proposal 2: Advisory Resolution to Approve Executive Compensation

The shareholders approved, on an advisory basis, the compensation of the Company’s named executive officers disclosed in the Compensation Discussion and Analysis, the Summary Compensation Table, and the related compensation tables, notes, and narrative in the Proxy Statement for the Annual Meeting. The following sets forth the results of the voting with respect to this proposal:

For	Against	Abstentions	Broker Non-Votes
70,669,683	4,335,156	173,779	3,868,131

Proposal 3: Ratification of Appointment of Independent Registered Public Accounting Firm

The shareholders ratified the Audit Committee’s appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal year 2021. The following sets forth the results of the voting with respect to this proposal:

For	Against	Abstentions
75,148,455	3,824,759	73,535

The proposal to ratify the appointment of Ernst & Young LLP was a routine matter and, therefore, there were no broker non-votes relating to that matter.

Proposal 4: Approval of Amended and Restated Stock Inventive Plan of 2016

The shareholders approved the Wolverine World Wide, Inc. Stock Incentive Plan of 2016, as amended and restated. The following sets forth the results of the voting with respect to this proposal:

For	Against	Abstentions	Broker Non-Votes
70,640,717	4,408,945	128,956	3,868,131

Item 9.01	Financial Statements and Exhibits.

	(d)	Exhibits:

		3.1	Amended and Restated Bylaws of Wolverine World Wide, Inc.

		104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL (included as Exhibit 101).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 7, 2021	WOLVERINE WORLD WIDE, INC. (Registrant)

/s/ Michael D. Stornant
Michael D. Stornant
Senior Vice President, Chief Financial Officer and Treasurer

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